EXHIBIT 24

GANDER MOUNTAIN COMPANY

Power of Attorney
of Director and/or Officers

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and/or officers of GANDER MOUNTAIN COMPANY, a Minnesota corporation (“Company”), do hereby make, constitute and appoint MARK R. BAKER and DENNIS M. LINDAHL, and each or any one of them, the undersigned’s attorney-in-fact, with full power of substitution, for the undersigned in any and all capacities to sign and affix the undersigned’s name as such director and/or officer of said Company to a Registration Statement or Registration Statements, on Form S-8 or other applicable form, and all amendments, including post-effective amendments, thereto regarding the Company’s Amended and Restated 2004 Omnibus Stock Plan and Employee Stock Purchase Plan, to be filed by said Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of shares of stock of said Company and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto the attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned’s hand this 24th day of March, 2005.

/s/ Mark R. Baker	/s/ Dennis M. Lindahl
Mark R. Baker	Dennis M. Lindahl

/s/ Karen M. Bohn	/s/ Marshall L. Day
Karen M. Bohn	Marshall L. Day

/s/ Richard C. Dell	/s/ Gerald A. Erickson
Richard C. Dell	Gerald A. Erickson

/s/ Ronald A. Erickson	/s/ Dale Nitschke
Ronald A. Erickson	Dale Nitschke